SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 3, 2003

Radian Group Inc.

(Exact name of registrant as specified in its Charter)

Delaware	1-11356	23-2691170
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Market Street, Philadelphia, PA	19103
(Address of principal executive offices)	(zip code)

(215) 564-6600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)	Exhibits
99	Disclosure regarding a potential merger between Radian Reinsurance Inc. and Radian Asset Assurance Inc.

ITEM 9.	REGULATION FD DISCLOSURE

On September 3, 2003, two major investment banks (the “Broker Dealers”) began marketing on a $150 million “soft capital” facility to “qualified institutional buyers” or “institutional accredited investors” (as defined in the Securities Act of 1933, as amended) that are also “qualified purchasers” (as defined in Section 2(a)(51) of the Investment Company Act of 1940, as amended) for the benefit of Radian Asset Assurance Inc. (“Radian Asset Assurance”), a subsidiary of Radian Group Inc. (the “Company”) that Radian Asset Assurance anticipates will close in September 2003. Pursuant to the “soft capital” facility, Radian Asset Assurance shall enter into a series of three perpetual put options on its own preferred stock to Radian Asset Securities Inc., a newly formed affiliate and wholly-owned subsidiary of the Company (“Radian Asset Securities”). Radian Asset Securities in turn shall enter into a series of three perpetual put options on its own preferred stock (on substantially identical terms to the Radian Asset Assurance preferred stock). The counterparty to the Radian Asset Securities put options shall be three trusts established by the Broker Dealers. The trusts are being created as a vehicle for providing capital support to Radian Asset Assurance by allowing Radian Asset Assurance to obtain immediate access to new capital at its sole discretion at any time through the exercise of one or more of the put options and the corresponding exercise of one or more of the Radian Asset Securities put options. If the Radian Asset Assurance put options were exercised, the Radian Asset Assurance preferred stock thereby acquired by Radian Asset Securities and investors, through their equity investment in the Radian Asset Securities preferred stock, would give Radian Asset Securities and the investors the rights of an equity investor in Radian Asset Assurance. Such rights would be subordinate to insurance claims, as well as to claims of general unsecured creditors of Radian Asset Assurance. If all the Radian Asset Assurance put options were exercised, Radian Asset Assurance would receive up to $150 million in return for the issuance of its own perpetual preferred stock, the proceeds of which may be used for any purpose including the payment of claims. Dividend payments on the preferred stock will be cumulative only if Radian Asset Assurance pays dividends on its common stock. Each trust will be restricted to holding high quality, short-term commercial paper investments to ensure that it can meet its obligations under the put option. To fund these investments, each trust will issue its own auction market perpetual preferred stock. Each trust is expected to be rated “A” by each of Standard & Poor’s Rating Service, a division of the McGraw-Hill Companies, Inc., and Fitch, Inc.

Included in a preliminary offering memorandum, dated September 3, 2003, prepared in connection with the marketing of the “soft capital” facility is disclosure regarding discussions about a potential merger of the financial guaranty reinsurance business of Radian Reinsurance Inc., a subsidiary of the Company, with and into the financial guaranty business of Radian Asset Assurance. This disclosure is furnished as Exhibit 99 hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.

Date: September 3, 2003	By:	/S/ C. ROBERT QUINT
C. Robert Quint Chief Financial Officer